As filed with the Securities and Exchange Commission on July 23, 2004
Registration No. 333-41337

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT TO
FORM S-8
REGISTRATION STATEMENT

Under
The Securities Act of 1933

MCAFEE, INC.

(Exact name of Registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	77-0316593 (I.R.S. Employer Identification Number)

3965 Freedom Circle
Santa Clara, California 95054
(408) 988-3832
(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

McAfee, Inc. 1997 Stock Incentive Plan
(Full title of the plan)

George Samenuk
Chairman and Chief Executive Officer
McAfee, Inc.
3965 Freedom Circle
Santa Clara, California 95054
(408) 988-3832
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:
Jeffrey D. Saper, Esq.
Kurt J. Berney, Esq.
Wilson Sonsini Goodrich & Rosati
Professional Corporation
650 Page Mill Road
Palo Alto, California 94304
(650) 493-9300

EXPLANATORY STATEMENT
PART II
ITEM 8. EXHIBITS.
SIGNATURES
POWER OF ATTORNEY
Exhibit Index
1997 Stock Incentive Plan
Consent of Independent Registered Public Accountants

EXPLANATORY STATEMENT

The purpose of this post-effective amendment to the registration statement on Form S-8 (Registration No. 333-41337) is to file, as an exhibit hereto, the McAfee, Inc. 1997 Stock Incentive Plan, formerly known as the Network Associates, Inc. 1997 Stock Incentive Plan, which was amended on May 27, 2004 by the stockholders of McAfee, Inc., formerly known as Networks Associates, Inc. (the “Registrant”), at the Registrant’s 2004 Annual Meeting of Stockholders.

PART II

ITEM 8. EXHIBITS.

Exhibit
Number	Description
4.1	McAfee, Inc. 1997 Stock Incentive Plan
23.1	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (see page 3).

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this post-effective amendment to the registration statement on Form S-8 to be signed on its behalf by the undersigned, thereunto, duly authorized, in the City of Santa Clara, State of California, on this July 23, 2004.

MCAFEE, INC.
By:	/s/ Stephen C. Richards
Stephen C. Richards
Chief Operating Officer and Chief Financial Officer

POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below hereby constitutes and appoints George Samenuk and Stephen C. Richards, and each of them acting individually, as his or her attorney-in-fact, each with full power of substitution, for him or her in any and all capacities, to sign any and all amendments to this post-effective amendment to the registration statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or any substitute, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, as amended, this post-effective amendment to the registration statement has been signed by the following persons in the capacities and on the dates indicated:

Signature	Title	Date
/s/ George Samenuk George Samenuk	Chairman of the Board and Chief Executive Officer	July 23, 2004

/s/ Stephen C. Richards Stephen C. Richards	Chief Operating Officer and Chief Financial Officer	July 23, 2004

/s/ Robert B. Bucknam Robert B. Bucknam	Director	July 23, 2004

/s/ Leslie Denend Leslie G. Denend	Director	July 23, 2004

/s/ Robert Dutkowsky Robert Dutkowsky	Director	July 23, 2004

/s/ Denis J. O’Leary Denis J. O’Leary	Director	July 23, 2004

/s/ Robert Pangia Robert Pangia	Director	July 23, 2004

/s/ Liane Wilson Liane Wilson	Director	July 23, 2004

Exhibit Index

Exhibit Number	Description
4.1	McAfee, Inc. 1997 Stock Incentive Plan
23.1	Consent of Independent Registered Public Accounting Firm.
24.1	Power of Attorney (see page 3).